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                                                              EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 333-26743, 333-61467 and 333-74490) of
Mail-Well, Inc. of our report dated February 5, 2003 with respect to the consolidated financial statements and schedule of Mail-Well, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

ERNST & YOUNG LLP

Denver, Colorado
March 20, 2003